Exhibit 10.1

Execution Version

LIMITED FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE AGREEMENT (this “Agreement”), dated as of May 2, 2017 (the “Effective Date”), is by and among Energy One, LLC, a Wyoming limited liability company (“Borrower”), U.S. Energy Corp., a Wyoming corporation and the parent of the Borrower (“Guarantor,” and together with Borrower, “Obligors”), the Lender (as defined below) party hereto, and APEG Energy II, L.P., a Texas limited partnership, as administrative agent (in such capacity, “Administrative Agent”) for Lender.

RECITALS:

A.           The Loan Documents. Obligors are indebted to Lender and granted collateral security as evidenced by certain instruments, agreements and documents including, without limitation, the Amended and Restated Credit Agreement dated as of July 30, 2010 among Borrower, Administrative Agent, and the financial institution party thereto from time to time, as lender ( “Lender”), as amended by that certain First Amendment to Credit Agreement dated April 10, 2012 and that certain Limited Waiver and Second Amendment to Credit Agreement dated July 23, 2013 and that certain Limited Waiver and Third Amendment to Credit Agreement dated July 15, 2015 and that certain Limited Waiver and Fourth Amendment to Credit Agreement dated August 11, 2016 (collectively, and as further amended, modified or supplemented, the “Credit Agreement”), and the other Loan Documents (as defined in the Credit Agreement); such indebtedness being secured by perfected, first priority security interests in and liens on substantially all current and future property of Obligors (the “Collateral”) as provided in the Security Instruments (as defined in the Credit Agreement).

B.           Guaranties. All of the Secured Obligations (as defined in the Credit Agreement) have been unconditionally guaranteed by Guarantors pursuant to certain agreements and documents including, without limitation, the Guaranty and Collateral Agreement dated July 30, 2010, by Borrower and Guarantors in favor of the Administrative Agent, as amended by that certain First Amendment to Guaranty and Collateral Agreement dated April 10, 2012 and as supplemented by that certain Assumption Agreement and Supplement dated July 23, 2013 and as supplemented by that certain Assumption Agreement dated July 15, 2015, and as supplemented by that certain Assumption Agreement dated August 11, 2016 (collectively, and as amended, modified or supplemented, the “Guaranties”).

C.           Existing Defaults. Obligors acknowledge that Events of Default under the Loan Documents have occurred and are continuing, and prospective Events of Default are anticipated to occur, each as more specifically described in Exhibit A attached hereto (the “Specified Defaults”).

D.           Forbearance Request by Borrower and Guarantors. Obligors have requested that Administrative Agent and Lender forbear until July 30, 2017 from exercising their rights and remedies arising as a result of the occurrence of the Specified Defaults in order to allow Obligors sufficient time to improve their liquidity and business operations. Administrative Agent and the Lender party hereto are willing to grant such forbearance subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

1.          Definitions. Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

(a)          “Forbearance Period” means the period commencing on the Effective Date and continuing through and including the Termination Date, unless earlier terminated pursuant to the terms and provisions of this Agreement.

(b)          “Material Contracts” means any contract involving payments to or from any Obligor in an aggregate amount in excess of $1,000.00 excluding items that have been included in the Borrower’s Cash Flow Forecasts per section 5(e), and without limitation, those listed on Exhibit B attached hereto.

(c)          “Net Cash Proceeds” means, with respect to any incurrence of Debt or sale or disposition of (including Casualty Events affecting) Oil and Gas Properties, the cash proceeds of such incurrence, sale or disposition net of reasonable legal fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other customary fees and charges actually incurred in connection with such incurrence, sale or disposition and net of taxes paid or payable as a result of such incurrence, sale or disposition (after taking into account any available tax credit or deduction and any tax sharing arrangements).

(d)          “Termination Date” means 5:00 p.m. (Houston, Texas Time) on July 30, 2017.

(e)          “Termination Event” means the occurrence of any of the following: (i) any representation or warranty made or deemed made by any Obligor in this Agreement shall be false, misleading or erroneous in any material respect when made or deemed to have been made, (ii) any Obligor shall fail to perform, observe or comply timely with any covenant, agreement or term contained in this Agreement, (iii) any Default or Event of Default, other than the Specified Defaults, shall occur or shall have occurred under this Agreement or any of the Loan Documents, (iv) any Obligor shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing, (v) an involuntary proceeding shall be commenced against any Obligor seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property, in each case that remains undismissed or unstayed for five (5) consecutive calendar days, (vi) any event or condition shall occur after the Effective Date which shall have a Material Adverse Effect, as determined by Administrative Agent, (vii) any default or event of default shall occur after the Effective Date in connection with any Material Contract, (viii) the exercise by any creditor or holder of Material Indebtedness of any Obligor (excluding the Credit Parties under the Loan Documents) of any right or remedy available to them in connection with any default under the documents governing such Material Indebtedness, including, but not limited to any foreclosure or enforcement action against any Collateral, or (viii) parties mutually agree to terminate this agreement prior to the Termination Date.

2.          Forbearance.

(a)          Forbearance. Subject to the terms of this Agreement and only so long as no Termination Event shall have occurred, Administrative Agent and Lender hereby agree to forbear until the Termination Date from exercising their rights and remedies under the Loan Documents arising from Specified Defaults. Notwithstanding the foregoing, the forbearance granted by the Administrative Agent and Lender pursuant hereto shall not constitute and shall not be deemed to constitute a waiver of any of the Specified Defaults or of any other Default or Event of Default under the Loan Documents. On and after the Termination Date, or such earlier date on which a Termination Event occurs, Administrative Agent’s and Lender’s agreement hereunder to forbear shall terminate automatically without further act or action by Administrative Agent or Lender, and Administrative Agent and Lender shall be entitled to exercise any and all rights and remedies available to it or them under the Loan Documents and this Agreement, at law, in equity, or otherwise.

(b)          Principal and Interest Payments; Borrowings. Commencing on the Effective Date, Borrower shall pay to Administrative Agent, for the benefit of the Lender on a pro rata basis accrued interest on the outstanding principal balance of the Loans on the last Business Day of each calendar month. Commencing on the Effective Date, interest shall accrue and be payable on the outstanding principal balance of the Loans at a rate per annum equal to one percent (1.00%) plus the Alternate Base Rate, but in no event to exceed the Highest Lawful Rate. During the Forbearance Period, no outstanding Loans may be continued as, or converted into, Eurodollar Loans, no Lender has any obligation to make additional Loans, and Issuing Bank has no obligation to issue any Letter of Credit.

(c)          Other Payments. Borrower also agrees to reimburse Administrative Agent and the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees, and settlement costs) incurred in connection with the negotiation of this Agreement, any further restructuring or “workout” with Obligors, whether or not consummated, of any Secured Obligations, and any enforcement of any Secured Obligations. Borrower acknowledges and agrees that all such expenses are being incurred in connection with a restructuring or workout, as these terms are used in Section 12.03(a) of the Credit Agreement.

3.          Representations and Warranties. To induce Administrative Agent and Lender to enter into this Agreement, Obligors hereby jointly and severally represent and warrant to Credit Parties as follows:

(a)          Duly Organized. Obligors are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were organized and formed, and Obligors have the power and authority to perform their respective obligations under this Agreement and the Loan Documents.

(b)          Authority. The execution, delivery and performance of this Agreement (i) have been duly authorized by all requisite action on the part of Obligors and (ii) do not and will not violate the organizational documents of Obligors, any other material agreement to which any Obligor is a party, or any law, rule or regulation, or any order of any court, governmental authority or arbitrator, by which any Obligor or any of its respective properties is bound.

(c)          No Defenses. The outstanding principal balance of the Loans is $6,000,000.00 as of the Effective Date. None of Obligors has any defenses to payment, counterclaims, or rights of setoff with respect to the Loans or any other Secured Obligations existing as of the Effective Date.

(d)          No Other Defaults. Except for the Specified Defaults, no Default or Event of Default under the Loan Documents has occurred and is continuing.

(e)          Deposit Accounts. Upon and after the Effective Date, all of Obligors’ deposit accounts are maintained with First Interstate Bank and are covered by a deposit account control agreement in form and substance acceptable to Administrative Agent.

(f)          Taxes. All payments due to all taxing authorities with respect to the Collateral are current as of the Effective Date.

4.          Covenants. Notwithstanding any provisions to the contrary contained in the Loan Documents, Obligors hereby covenant and agree that, during the Forbearance Period, each of them will perform, observe and comply with each of the following covenants:

(a)          Compliance with Related Documents and this Agreement. Obligors will perform, observe and comply with each covenant, agreement and term contained in this Agreement and each of the Loan Documents, including, without limitation, the fees and payments required thereunder, except for the Specified Defaults.

(b)          Prepayment of Loans. Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds received by any Obligor in each of the following circumstances:

(1)         If any Obligor sells, assigns, farms out, conveys or otherwise transfers any Oil and Gas Properties (or any Equity Interests in any Obligor owning such Oil and Gas Properties) or terminates, unwinds, cancels or otherwise disposes of any Swap Agreement, and the Net Cash Proceeds of all such transfers and all such terminations of Swap Agreements made since the commencement of the Forbearance Period exceed $10,000.00, in which event the Borrower shall obtain the prior written approval of Lender;

(2)         If any Obligor issues any Debt for borrowed money since the commencement of the Forbearance Period; or

(3)         If any Obligor receives a tax refund, insurance proceeds or other recoveries for a Casualty Event (collectively, “Recoveries”), and the aggregate amount of the Recoveries since the commencement of the Forbearance Period exceeds $10,000.00.

(c)          Deposit of Funds. Obligors shall cause all of their collections, including but not limited to joint interest billing receivables and hedge settlements, to be deposited in deposit accounts that are covered by a deposit account control agreement in favor of Administrative Agent, and shall not open or maintain any deposit account other than deposit accounts that are maintained with First Interstate Bank.

(d)          Financial Statements. Borrower shall deliver to Administrative Agent and Lender, no later than twenty (20) days after the end of each calendar every month, a copy of the unaudited consolidated balance sheet for Borrower and its Consolidated Subsidiaries and related statements of operations, stockholders’ equity, as applicable, and cash flows as of the end of and for such calendar month and the then elapsed portion of the fiscal year. Such financial statements shall be certified by one of Borrower’s Financial Officers as presenting fairly, in all material respects, the financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(e)          Cash Flow Forecasts. Borrower shall deliver to Administrative Agent and Lender, by no later than 12 noon Central Time on the 20th of the month beginning after the Effective Date, an updated upcoming monthly cash flow forecast setting forth all sources and uses of cash and beginning and ending cash balances (the “Budget”), an initial copy of which shall be delivered on or prior to the Effective Date. Obligors shall operate strictly in accordance with the Budget and shall pay only those actual, ordinary and necessary operating expenses of Obligors’ business in compliance with the Budget.

(f)          Reconciliation Reports. Borrower shall deliver to Administrative Agent and Lender concurrently with each Budget (i) a variance report reconciling the prior month’s cash flow forecast to the actual sources and uses of cash for the prior month, along with a line-by-line reconciliation and explanation of material variances, and (ii) a listing of each Obligor’s accounts receivable, including invoices aged by invoice date and due date together with a summary specifying the name, address, and balance due for each account debtor, and a schedule and aging of each Obligor’s accounts payable.

(g)          Maximum Capital Expenditures. Obligors will cause their capital expenditures not to exceed $10,000.00 during the Forbearance Period, excluding items that have been included in the Borrower’s Cash Flow Forecasts per section 5(e).

(h)          Notices. Borrower will give Administrative Agent prompt written notice of the following:

(1)         Any notice of a default or required redemption relating to any Material Indebtedness of any Obligor;

(2)         The occurrence of any default or event of default, or the pursuit of any remedies against any Obligor, in connection with any of the Material Contracts;

(3)         Any actual or threatened suspension of services by key providers of Borrower’s operations or any other adverse development in Borrower’s relationship with such providers;

(4)         The filing or commencement of, or the threat in writing of, any action, suit (whether in state or federal court), proceeding, receivership, involuntary petition in bankruptcy, investigation or arbitration by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any of the Obligors not previously disclosed in writing to Lender or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to Lender); and

(5)         Any notice of the filing or recordation of a mechanic’s, materialmen’s or other like Lien received by any of the Obligors with respect to any of their Oil and Gas Properties.

(i)          Access. Administrative Agent, Lender, and their agents shall have access during normal business hours to Obligors’ business premises and to the Collateral to review, appraise and evaluate the physical condition of the Collateral and to inspect the books, records and reports of Obligors concerning the operation of Obligors’ businesses, financial condition, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the operations of Obligors. Obligors and their Advisors will fully cooperate with Administrative Agent and Lender regarding such reviews, evaluations, and inspections, and Obligors shall make their employees, consultants and professionals reasonably available to Administrative Agent and Lender, and Administrative Agent’s other professionals and consultants in conducting such reviews, evaluations, and inspections.

(j)          Third Party Professionals. Borrower shall not engage any third party professional firms to sell, liquidate, transfer or encumber any or part of Borrower’s assets without prior written approval from the Administrative Agent.

5.          Conditions Precedent. As a condition to the commencement of the Forbearance Period on the Effective Date, each of the following conditions shall have been fulfilled by Obligors:

(a)          This Agreement. The Obligors, the Administrative Agent and the Lender have each executed and delivered this Agreement.

(b)          Budget. Borrower shall have delivered the initial Budget, together with an aging of each Obligor’s receivables and payables in accordance with Section 4(f) of this Agreement;

(c)          Deposit Accounts. Obligors and First Interstate Bank, as depositary, shall have entered into one or more deposit account control agreements with Administrative Agent covering the accounts maintained by the Obligors with First Interstate Bank;

(d)          Evidence of Authority. Obligors shall have delivered to Administrative Agent certificates of duly authorized officers of Obligors, and such other documents, instruments and agreements as Administrative Agent shall require, to evidence the due authorization, execution and delivery of this Agreement, each of which shall be in form and substance satisfactory to Administrative Agent.

(e)          Board Composition. The Guarantor’s Board of Directors shall consist of the Guarantor’s Chief Executive Officer and at least three (3) other members that are reasonably acceptable to Administrative Agent.

(f)          Indemnification. Administrative Agent and the Guarantor will execute and deliver customary indemnification agreements with each of the resigning members of the Guarantor’s Board of Directors.

6.          Ratification of Related Documents and Collateral. Obligors hereby acknowledge that each of them has received from Administrative Agent proper notice of Default with respect to the Specified Defaults. Each of the Obligors hereby waives (a) any further notice of Default, notice of intent to accelerate, or demand for payment and (b) any further opportunity to cure any of the Specified Defaults. Except as modified by this Agreement, each Obligor hereby acknowledges, ratifies, reaffirms, and agrees that each of the Loan Documents, and the first priority, perfected liens and security interests created thereby in favor of Administrative Agent in the Collateral, are and will remain in full force and effect and binding on Obligors, and are enforceable in accordance with their respective terms and applicable law. Each of the Obligors acknowledges, ratifies, and reaffirms all of the terms and provisions of the Loan Documents, except as modified herein, which are incorporated by reference as of the Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, indemnifications, and waivers of jury trials contained therein. Obligors hereby acknowledge, ratify, and confirm the Credit Agreement, the Notes, the Security Instruments, the Guaranties, the other Loan Documents, and all of their respective debts and obligations to Credit Parties thereunder. Obligors acknowledge and agree that in the event Administrative Agent seeks to take possession of any or all of the Collateral securing any of the Secured Obligations by court process, Obligors each irrevocably waive, to the fullest extent permitted by law, any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession.

7.          Remedies Upon Termination Event. Upon the occurrence of a Termination Event, (a) the Forbearance Period will terminate without further act or action by any Credit Party, (b) Administrative Agent will be entitled immediately to accelerate the Secured Obligations, institute foreclosure proceedings against the Collateral and to exercise any and all of Credit Parties’ rights and remedies available to Credit Parties under the Loan Documents and this Agreement, at law, in equity, or otherwise, without further opportunity to cure, demand, presentment, notice of dishonor, notice of Default, notice of intent to accelerate, notice of intent to foreclose, notice of protest or other formalities of any kind, all of which are hereby expressly waived by Obligors.

8.          Acknowledgment of Defaults. Obligors specifically acknowledge the existence and continuation of the Specified Defaults.

9.          WAIVER AND RELEASE. EACH OF OBLIGORS (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ANY CREDIT PARTY, ANY OF ITS AFFILIATES OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED OBLIGATIONS OR ANY LIENS OR SECURITY INTERESTS OF THE CREDIT PARTIES. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF ADMINISTRATIVE AGENT AND LENDER TO ENTER INTO THIS AGREEMENT, EACH OF OBLIGORS HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, AND COVENANTS NOT TO SUE THE LENDER-RELATED PARTIES FOR, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS, WHICH ANY OBLIGOR NOW OWNS AND HOLDS, OR HAS AT ANY TIME HERETOFORE OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY OF OBLIGORS AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY OF OBLIGORS IN FAVOR OF ANY OF THE LENDER- RELATED PARTIES.

10.         No Obligation of Credit Parties. Obligors hereby acknowledge and understand that upon the expiration or termination of the Forbearance Period, if all the Specified Defaults have not been cured or waived by written agreement in accordance with the Credit Agreement, or if there shall at such time exist a Default or Event of Default, then Credit Parties shall have the right to proceed to exercise any or all available rights and remedies, which may include foreclosure on the Collateral and/or institution of legal proceedings. Credit Parties shall have no obligation whatsoever to extend the maturity of the Secured Obligations, waive any Events of Default or Defaults, defer any payments, or further forbear from exercising its rights and remedies.

11.         No Implied Waivers. No failure or delay on the part of Credit Parties in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement, the Notes, the Security Instruments, the Guaranties, or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement, the Notes, the Guaranties, or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.         INDEMNIFICATION. IN ADDITION TO, AND WITHOUT LIMITATION OF, ANY AND ALL INDEMNITIES PROVIDED IN THE LOAN DOCUMENTS, OBLIGORS HEREBY, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD EACH OF THE LENDER-RELATED PARTIES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, JUDGMENTS, COSTS, AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES, ARISING OUT OF OR FROM OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THIS AGREEMENT. IF ANY ACTION, SUIT, OR PROCEEDING IS BROUGHT AGAINST ANY OF THE LENDER- RELATED PARTIES, OBLIGORS SHALL, AT SUCH LENDER-RELATED PARTIES’ REQUEST, DEFEND THE SAME AT THEIR SOLE COST AND EXPENSE, SUCH COST AND EXPENSE TO BE A JOINT AND SEVERAL LIABILITY OF OBLIGORS, BY COUNSEL SELECTED BY SUCH LENDER-RELATED PARTY. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THIS SECTION 12 SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL SURVIVE ANY DELIVERY AND PAYMENT ON THE SECURED OBLIGATIONS, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.         Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other Loan Document will survive the execution and delivery of this Agreement, and no investigation by Credit Parties or any closing will affect the representations and warranties or the right of Credit Parties to rely upon them.

14.         Review and Construction of Documents. Each of the Obligors hereby acknowledges, represents, and warrants to Credit Parties that (a) Obligors have had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Agreement with their legal counsel, (b) Obligors have reviewed this Agreement and fully understand the effects thereof and all terms and provisions contained herein, and (c) Obligors have executed this Agreement of their own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

15.         ENTIRE AGREEMENT; AMENDMENT. THIS AGREEMENT AND THE RELATED DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING ADMINISTRATIVE AGENT’S AND LENDER’S FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULTS AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto. The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

16.         Notices. All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement, except that notices to Administrative Agent shall be given to the following:

APEG Energy II, L.P.

3305 Northland Dr. Suite 101

Austin, TX 78731

Attention: Paul Haarman

Email: ph@apegtx.com

With a copy to:

Tacey Goss PS

330 - 112th Avenue NE, Suite 301

Bellevue, WA 98004

Attention: S. Shawn Tacey, Esq.

Email: shawn@taceygoss.com

17.         Successors and Assigns. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors and assigns, provided that none of Obligors may assign any rights or obligations under this Agreement without the prior written consent of Administrative Agent.

18.         Tolling of Statutes of Limitation. The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and not begin running until the Termination Date.

19.         Arms-Length/Good Faith. This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

20.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and applicable laws of the United States of America.

21.         Interpretation. Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

22.         Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.         Counterparts. This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided that no party shall be bound by this Agreement until each of the parties has executed a counterpart hereof. Execution of this Agreement via facsimile or other electronic means shall be effective, and signatures received via facsimile or other electronic means shall be binding upon the parties hereto and shall be effective as originals.

24.         Further Assurances. Obligors each agree to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

25.         Loan Document. This Agreement is a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

[Signature pages follow.]

Signature Pages

U.S. ENERGY CORP.

/s/ David A. Veltri
David A. Veltri
CEO, President

ENERGY ONE, LLC

/s/ David A. Veltri
David A. Veltri

APEG ENERGY II, L.P.

By:	APEG Energy II GP, LLC, a Texas
a Texas limited liability company

Its: General Partner

By:	/s/ Patrick Duke
Patrick Duke
Its: Manager

By:	/s/ Paul Haarman
Paul Haarman
Its: Manager

EXHIBIT A

SPECIFIED DEFAULTS

Each of the existing and prospective breaches of the Loan Documents set forth below are Specified Defaults:

1.          The Event of Default occurring under Section 10.01(d) of the Credit Agreement as a result of a breach of Section 9.01(a), (b) and (c) of the Credit Agreement with respect to the quarters ended September 30, 2016 and December 31, 2016.

2.          The Event of Default under Section 10.01(a) of the Credit Agreement as a result of the failure of the Borrower to repay the Borrowing Base Deficiency pursuant to Section 3.04(c)(ii) of the Credit Agreement.

EXHIBIT B

MATERIAL CONTRACTS

1.          Employment Agreement by and between U.S. Energy Corp. and David Veltri dated October 23, 2015